BY-LAWS
                                       OF
                                BAIRD FUNDS, INC.
                            (a Wisconsin corporation)

                                     BY-LAWS

                               ARTICLE I. OFFICES

                  SECTION 1.01. PRINCIPAL AND OTHER OFFICES. The principal office of the Corporation shall be located at any place either within or outside the State of Wisconsin as designated in the Corporation's most current Annual Report filed with the Wisconsin Secretary of State. The Corporation may have such other offices, either within or outside the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  SECTION 1.02. REGISTERED OFFICE. The registered office of the Corporation required by the Wisconsin Business Corporation Law (the "WBCL") to be maintained in the State of Wisconsin may, but need not, be the same as any of its places of business. The registered office may be changed from time to time.

                  SECTION 1.03. REGISTERED AGENT. The registered agent of the Corporation required by the WBCL to maintain a business office in the State of Wisconsin may, but need not, be an officer or employee of the Corporation as long as such agent's business office is identical with the registered office. The registered agent may be changed from time to time.

                            ARTICLE II. SHAREHOLDERS

                  SECTION 2.01. ANNUAL MEETING. The annual meeting of the shareholders, if the annual meeting shall be held, shall be held in May of each year, or at such other time and date as may be fixed by, or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The Corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Company Act"):

                  (i) Election of directors;

                  (ii) Approval of the Corporation's investment advisory contract;

                  (iii) Ratification of the selection of the Corporation's independent public accountants; or

                  (iv) Approval of the Corporation's distribution agreement.

                  SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the WBCL, may be called by the Board of Directors, the Chairman of the Board or President. Notwithstanding any other provision of these By-Laws, the Corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The Secretary shall inform such shareholders of the reasonable estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Corporation shall give not less than ten nor more than sixty days notice of the special meeting.

                  SECTION 2.03. PLACE OF MEETING. The Board of Directors may designate any place, either within or outside the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at such meeting.

                  SECTION 2.04. NOTICE OF MEETING. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the WBCL, and shall be given not less than ten nor more than sixty days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be deemed to be effective at the earlier of (i) receipt,
(ii) mailing, but only if mailed postpaid and addressed to the shareholder's address shown in the Corporation's current record of shareholders or (iii) when electronically transmitted to the shareholder in a manner authorized by the shareholder. The Corporation may give oral notice and such oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective on the date of publication or broadcast.

                  SECTION 2.05. WAIVER OF NOTICE. A shareholder may waive any notice required by the WBCL, the Articles of Incorporation or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the WBCL (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  SECTION 2.06. FIXING OF RECORD DATE. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

                  (a) With respect to an annual shareholders meeting or any special shareholders meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is mailed to shareholders;

                  (b) With respect to a special shareholders meeting demanded by the shareholders, the date the first shareholder signs the demand;

                  (c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

                  (d) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

                  SECTION 2.07. VOTING LISTS. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. Subject to the provisions of the WBCL, a shareholder or his or her agent or attorney may, on written demand, inspect and copy the list during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

                  SECTION 2.08. SHAREHOLDER QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the WBCL provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  If the Articles of Incorporation or the WBCL provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in the WBCL. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. A voting group described in the WBCL constitutes a single voting group for purpose of voting on the matter on which the shares are entitled to vote, unless otherwise required under applicable laws and regulations, including the Investment Company Act.

                  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.13.

                  If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-Laws, the WBCL or other applicable laws and regulations, including the Investment Company Act, require a greater number of affirmative votes. With respect to the election of directors, unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote. For purposes of this
Section 2.08, "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.

                  SECTION 2.09. PROXIES. A shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting of shareholders, may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder, or the shareholder's duly authorized attorney-in-fact, may appoint a person as proxy (i) by signing, or causing the shareholder's signature to be affixed to, an appointment form by any reasonable means, including, but not limited to, by facsimile signature, (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy or (iii) by any other means permitted by the WBCL. An appointment of proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the Inspector of Election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment.

                  SECTION 2.10. VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation or the WBCL, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                  No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; PROVIDED, HOWEVER, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

                  Redeemable shares are not entitled to vote after written notice of redemption that complies with the WBCL is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

                  SECTION 2.11. VOTING SHARES OWNED BY THE CORPORATION. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  SECTION 2.12. ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION.

                  (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                  (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                  (1) the shareholder is an entity, within the meaning of the WBCL, and the name signed purports to be that of an officer or agent of the entity;

                  (2) the name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation or its agent request, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

                  (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

                  (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation or its agent request, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or

                  (5) two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the persons signing appears to be acting on behalf of all co-owners.

                  (c) The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                  SECTION 2.13. ADJOURNMENTS. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

                  (a) QUORUM. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  (b) RECORD DATE. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.06, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                  (c) NOTICE. Unless a new record date for an adjourned meeting is or must be fixed pursuant to Section 2.13(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

                  SECTION 2.14. POLLING. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. At the sole discretion of the presiding officer, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

                  SECTION 2.15. WAIVER OF NOTICE BY SHAREHOLDERS. A shareholder may waive any notice required by the WBCL, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the WBCL, except that the time and place of the meeting need not be stated, and be delivered to the Corporation for inclusion in the Corporation's records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  SECTION 2.16. CONDUCT OF MEETING. The Chairman of the Board, President or any person chosen by the Chairman of the Board, shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation or any other person appointed by the chairman of the meeting, shall act as secretary of all meetings of the shareholders.

                  SECTION 2.17. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the shareholders of the Corporation entitled to vote on such action pursuant to the WBCL. Such consent must describe the action taken and must be delivered to the Corporation for inclusion in the corporate records. The record date for determining shareholders entitled to take action under this section is the date that the first shareholder signs the consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                         ARTICLE III. BOARD OF DIRECTORS

                  SECTION 3.01. GENERAL POWERS AND NUMBER. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitations set forth in the Articles of Incorporation. The number of directors of the Corporation shall initially be one. The number of directors of the Corporation may be amended from time to time by resolution adopted by vote of a majority of the entire Board of Directors then in office.

                  SECTION 3.02. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal. A director may be removed by the shareholders, with or without cause, only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may resign at any time by delivering written notice which complies with the WBCL to the Board of Directors, to the Chairman of the Board or to the Corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

                  SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.03 immediately before or after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes or follows it, as the case may be, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution. Regular meetings of the Board of Directors may also be called by the Chairman of the Board, President or Secretary.

                  SECTION 3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or any two directors. The Chairman of the Board, President or Secretary may fix any place, either within or outside the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the Corporation in the State of Wisconsin.

                  SECTION 3.05. NOTICE; WAIVER. Notice of meetings, except for regular meetings, shall be given at least five days previously thereto and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service, or by other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (i) when received; (ii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) two days after it is deposited with a private carrier; or (iv) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile or teletype notice is deemed effective when sent.

                  A director may waive any notice required by the WBCL, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  SECTION 3.06. QUORUM. Except as otherwise provided by the WBCL, the Articles of Incorporation or the By-Laws, a majority of the number of directors specified in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

                  SECTION 3.07. MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless the WBCL, the Articles of Incorporation, the By-Laws or other applicable law or regulation, including the Investment Company Act, require the vote of a greater number of directors.

                  SECTION 3.08. CONDUCT OF MEETINGS. The Chairman of the Board, and in his absence, the Vice Chairman or any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors unless the presiding officer appoints another person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

                  SECTION 3.09. VACANCIES. Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled, subject to the requirements of the Investment Company Act, by any of the following: (a) the shareholders;
(b) the Board of Directors; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  SECTION 3.10. COMPENSATION. No director shall receive any stated salary or fees from the Corporation for his services as such director if such director is, otherwise than by reason of being such director, an interested person (as such term is defined by the Investment Company Act) of the Corporation or its investment advisor. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

                  SECTION 3.11. PRESUMPTION OF ASSENT. A director who is present and is announced as present at a meeting of the Board of Directors, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention; (c) the director delivers written notice that complies with the WBCL of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure that complies with the WBCL promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

                  SECTION 3.12. TELEPHONIC MEETINGS. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these By-Laws, members of the Board of Directors may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means (i) on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means (such determination shall be made and announced in advance of such meeting), or (ii) if the action must be approved in person pursuant to the requirements of the Investment Company Act.

                  SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted by the WBCL to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Notwithstanding this Section 3.13, no action may be taken by the Board of Directors pursuant to a written consent with respect to which the action must be approved in person pursuant to the requirements of the Investment Company Act.

                              ARTICLE IV. OFFICERS

                  SECTION 4.01. NUMBER. The principal officers of the Corporation shall be a Chairman of the Board, a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

                  SECTION 4.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders, if any, or on or after the anniversary of the last annual meeting if no annual meeting is held. If the election of officers shall not be held at such first meeting of the Board of Directors, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

                  SECTION 4.03. REMOVAL. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these By-Laws, an officer may remove any officer or assistant officer appointed by that officer. An officer may be removed at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

                  SECTION 4.04. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation that complies with the WBCL. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

                  SECTION 4.05. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by
Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date of the registration.

                  SECTION 4.06. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and directors.

                  SECTION 4.07. PRESIDENT. The President shall, subject to the direction of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders in the absence of the Chairman of the Board. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                  SECTION 4.08. THE VICE PRESIDENTS. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act for the Corporation.

                  SECTION 4.09. THE SECRETARY. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by the WBCL;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the President, a Vice President, or any other officer authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or the Board of Directors.

                  SECTION 4.10. THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

                  SECTION 4.11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President, a Vice President or any other officer authorized by the Board of Directors, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                  SECTION 4.12. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

                  SECTION 4.13. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

             ARTICLE V. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

                  SECTION 5.01. CERTIFICATES FOR SHARES. Unless the Board of Directors determines to issue solely uncertificated shares, each shareholder shall be entitled upon request to have a certificate or certificates which shall represent and certify the number and kind of shares owned by him or her in the Corporation. Certificates representing shares of the Corporation shall be in such form, consistent with the WBCL, as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by the President, a Vice President or any other officer authorized by the Board of Directors and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and class of shares and series, if any, and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.04.

                  Shares may also be issued without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates under the WBCL, including the following:

                  (a) the name of the Corporation;

                  (b) the name of the person to whom shares were issued;

                  (c) the number and class of shares and the designation of the series, if any, of the shares issued; and

                  (d) either (i) a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (ii) a conspicuous statement that the Corporation will furnish the information specified in clause (i), above, on request, in writing and without charge.

                  SECTION 5.02. SIGNATURE BY FORMER OFFICERS. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

                  SECTION 5.03. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for redemption or registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request for redemption or to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer or redemption if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. All certificates and uncertificated shares surrendered to the Corporation for redemption shall be cancelled, returned to the status of authorized and unissued shares and the transaction recorded in the stock transfer books. Transfer or redemption of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the transfer agent or the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares, if any.

                  SECTION 5.04. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

                  SECTION 5.05. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation and to appoint or designate one or more stock transfer agents and one or more stock registrars.

                                ARTICLE VI. SEAL

                  SECTION 6.01. The seal of the Corporation shall be circular in form and shall bear, at a minimum, the name of the Corporation, Wisconsin as its state of incorporation and the words "Corporate Seal."

             ARTICLE VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  SECTION 7.01. MANDATORY INDEMNIFICATION. The Corporation shall indemnify, to the full extent permitted by Sections 180.0850 through 180.0859 (or any successor provisions) of the WBCL, as in effect from time to time, its "directors and officers" (within the meaning of Section 180.0850(2) of the WBCL). The indemnification afforded such persons by this section shall not be exclusive of other rights to which they may be entitled as a matter of law.

                  SECTION 7.02. PERMISSIVE SUPPLEMENTARY BENEFITS. The Corporation may, but shall not be required to, supplement the right of indemnification under Section 7.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 7.01; (b) individual or group indemnification agreements with any one or more of such persons; and (c) advances for related expenses of such a person.

                  SECTION 7.03. AMENDMENT. This Article VII may be amended or repealed only by a vote of the shareholders and not by a vote of the Board of Directors.

                  SECTION 7.04. INVESTMENT COMPANY ACT. In no event shall the Corporation indemnify any person hereunder in contravention of any provision of the Investment Company Act.

                            ARTICLE VIII. AMENDMENTS

                  SECTION 8.01. BY SHAREHOLDERS. These By-Laws may be amended or repealed and new By-Laws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

                  SECTION 8.02. BY BOARD OF DIRECTORS. Except as otherwise provided by the WBCL, the Articles of Incorporation or a particular By-Law herein, these By-Laws may also be amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; PROVIDED, HOWEVER, that the shareholders in adopting, amending or repealing a particular By-Law may provide therein that the Board of Directors may not amend, repeal or readopt that By-Law.

                  SECTION 8.03. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

               ARTICLE IX. DEPOSITARIES, CUSTODIANS, ENDORSEMENTS

                  SECTION 9.01. DEPOSITORIES. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine in accordance with the requirements of the Investment Company Act.

                  SECTION 9.02. CUSTODIANS. All securities and other similar investments of the Corporation shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time determine in accordance with the requirements of the Investment Company Act. Every arrangement entered into with any bank or other company for the safekeeping of the securities and other similar investments of the Corporation shall contain provisions complying with the requirements of the Investment Company Act.

                  SECTION 9.03. CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or such person or persons as designated from time to time by the Board of Directors.

                  SECTION 9.04. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such officer or officers or other person or persons as may be designated from time to time by the Board of Directors.

                    ARTICLE X. INDEPENDENT PUBLIC ACCOUNTANTS

                  SECTION 10.01. INDEPENDENT PUBLIC ACCOUNTANTS. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

              ARTICLE XI. SALES AND REDEMPTION OF SHARES; DIVIDENDS

                  SECTION 11.01. SALE OF SHARES. Shares of Common Stock of the Corporation shall be sold by it for the net asset value per share of such Common Stock calculated in accordance with the requirements of the Investment Company Act, and the Corporation's then current prospectus.

                  SECTION 11.02. PERIODIC INVESTMENT, DIVIDEND REINVESTMENT AND OTHER PLANS. The Corporation shall offer such periodic investment, dividend reinvestment, periodic redemption or other plans as are specified in the Corporation's then current prospectus, provided such plans are offered in accordance with the requirements of the Investment Company Act. Any such plans may be discontinued at any time if determined advisable by or under the authority of the Board of Directors.

                  SECTION 11.03. REDEMPTION OF SHARES. Subject to the suspension of the right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the Investment Company Act, each shareholder, upon request and after complying with the redemption procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem out of legally available funds all or any part of the Common Stock standing in the name of such holder at the net asset value per share calculated in accordance with the requirements of the Investment Company Act, and the Corporation's then current prospectus. The Board of Directors may from time to time establish redemption fees or contingent sales charges in accordance with the Investment Company Act and other applicable law.

                  SECTION 11.04. DIVIDENDS AND OTHER DISTRIBUTIONS. The Corporation shall pay such dividends and make other distributions to shareholders, at such times and in such amounts as are determined by or under the authority of the Board of Directors, from time to time and in accordance with the requirements of the WBCL, the Investment Company Act, and other applicable laws and regulations.